Exhibit 99.1

Press Release

For further information:

Jeffrey R. Luber
Chief Financial Officer and General Counsel
EXACT Sciences Corporation
P: (508) 683-1211
E: jluber@exactsciences.com

EXACT Sciences Corporation Announces Fourth Quarter and
Year-End 2006 Conference Call

MARLBOROUGH, Mass — (January 16, 2007) — EXACT Sciences Corporation (NASDAQ: EXAS) announced today that it will host a conference call for its fourth quarter and year-end 2006 financial and operating results, and other corporate developments, on Tuesday, January 23, 2007 at 8:30 a.m. ET.

EXACT Sciences will announce its fourth quarter and year-end 2006 financial and operating results on Monday, January 22, 2007, after the close of regular market trading hours.

Information for the call is as follows:

Domestic callers:  866-277-1182
International callers:  617-597-5359
Participant Passcode:  49976788

The conference call replay information is as follows:

Domestic callers:  888-286-8010
International callers:  617-801-6888
Participant Passcode:  42167142

A live webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link.  The conference call and the webcast are open to all interested parties.  An archived version of the webcast will be available at EXACT Sciences’ web site, www.exactsciences.com, through the Investor Relations link, for one month.  A replay of the conference call also will be available for 48 hours, beginning two hours after the completion of the live call.

The webcast is also being distributed over CCBN’s Investor Distribution Network to both institutional and individual investors.  Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop effective, patient-friendly screening technologies for use in the detection of cancer.  Certain of its technologies have been licensed to Laboratory Corporation of America Holdings (LabCorp) for a stool-based DNA screening assay for colorectal cancer in the average-risk population.  Colorectal cancer, which is the most deadly cancer among non-smokers, is generally curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will help enable detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  PreGen-Plus(TM) has not been approved or cleared by the Food & Drug Administration.

This news release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations of management. These statements relate to, among other things, our expectations regarding the timing and content of corporate presentations. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks that we face, see the disclosure contained in our filings with the Securities and Exchange Commission.

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